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                                  EXHIBIT 10.6
                                                           [Group Vice President
                                                                    Split Bonus]


         EMPLOYMENT AGREEMENT dated November 15, 2001 between PALL CORPORATION, a New York corporation (the "Company") and Charles Grimm ("Executive").

         WHEREAS, the parties hereto are parties to an employment agreement dated August 1, 1998 (the "Existing Agreement"), and

         WHEREAS, in light of the approval by the shareholders of the Company on November 14, 2001 of the Pall Corporation Executive Incentive Bonus Plan, the parties desire to terminate the Existing Agreement and simultaneously replace it with this Agreement, effective August 1, 2001,

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

Section 1.        Employment and Term

         The Company hereby employs Executive, and Executive hereby agrees to serve, as an executive employee of the Company with the duties set forth in ss.2, for a term (hereinafter called the "Term of Employment") which began August 1, 2001 (the "Term Commencement Date") and ending, unless sooner terminated under ss.4, on the effective date specified in a notice of termination given by either party to the other except that such effective date shall not be earlier than the second anniversary of the date on which such notice is given.

Section 2.        Duties

         (a) Executive agrees that during the Term of Employment he will hold such offices or positions with the Company, and perform such duties and assignments relating to the business of the Company, as the Chief Executive Officer of the Company shall direct except that Executive shall not be required to hold any office or position or to perform any duties or assignment inconsistent with his experience and qualifications. The Company represents to Executive that the Board of Directors (acting by its Compensation Committee) has authorized the making of this Agreement and expressed its present intention that during the Term of Employment Executive will be a Group Vice President. The failure of any future Board of Directors to elect Executive to the office just named shall not, however, be deemed to relieve either party hereto of any of his or its obligations under this Agreement.


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         (b)      If the Chief Executive Officer of the Company so directs,
                  Executive shall serve as an officer of one or more subsidiaries of the Company (provided that the duties of such office are not inconsistent with Executive's experience and qualifications and are duties customarily performed by a corporate officer) and part or all of the compensation to which Executive is entitled hereunder may be paid by such subsidiary or subsidiaries. However, such employment and/or payment of Executive by a subsidiary or subsidiaries shall not relieve the Company from any of its obligations under this Agreement except to the extent of payments actually made to Executive by a subsidiary.

         (c) During the Term of Employment Executive shall, except during customary vacation periods and periods of illness, devote substantially all of his business time and attention to the performance of his duties hereunder and to the business and affairs of the Company and its subsidiaries and to promoting the best interests of the Company and its subsidiaries and he shall not, either during or outside of such normal business hours, engage in any activity inimical to such best interests.

Section 3.        Compensation During Term of Employment

         (a) Base Salary. With respect to the period beginning on the Term Commencement Date and ending on July 31, 2002, the Company shall pay Executive a Base Salary (in addition to the compensation provided for elsewhere in this Agreement) at the rate of $203,216 per annum (hereinafter called the "Original Base Salary"). With respect to each Contract Year beginning with the Contract Year which starts August 1, 2002, the Company shall pay Executive a Base Salary at such rate as the Board of Directors may determine but not less than the Original Base Salary adjusted as follows: The term "Contract Year" as used herein means the period from August 1 of each year through July 31 of the following year. For each Contract Year during the Term of Employment beginning with the Contract Year which starts August 1, 2002, the minimum compensation payable to Executive under this ss.3(a) (hereinafter called the "Minimum Base Salary") shall be determined by increasing (or decreasing) the Original Base Salary by the percentage increase (or decrease) of the Consumer Price Index (as hereinafter defined) for the month of June immediately preceding the start of the Contract Year in question over (or below) the Consumer Price Index for June 2001. The term "Consumer Price Index" as herein used means the "Consumer Price Index for all Urban Consumers" compiled and published by the Bureau of Labor Statistics of the United States Department of Labor for "New York - Northern N. J. - Long Island, NY-NJ-CT-PA". To illustrate the operation of the foregoing provisions of this ss.3(a): Executive's Base Salary for the Contract Year August 1, 2002 through July 31, 2003 shall be not less than the Original Base Salary adjusted by the percentage increase (or decrease) of the Consumer Price Index for June 2002 over (or below) said Index for June 2001. Further adjustment in the Minimum Base Salary shall be made for each ensuing Contract Year, in each case (i) using the Consumer Price Index for June 2001 as the base except as provided in the immediately following paragraph hereof and
                  (ii) applying the percentage increase (or decrease) in the Consumer Price Index since said base month to the Original Base Salary to determine the Minimum Base Salary. The Base Salary shall be paid in such periodic installments as the Company may determine but not less often than monthly.


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                         If with respect to any Contract Year (including the
                  Contract Year beginning August 1, 2002) the Board of Directors fixes the Base Salary at an amount higher than the Minimum Base Salary, then (unless the order fixing such higher Base Salary provides otherwise), for the purpose of determining the Minimum Base Salary for subsequent Contract Years: (1) the amount of the higher Base Salary so fixed shall be deemed substituted for the Original Base Salary wherever the Original Base Salary is referred to in the immediately preceding paragraph hereof, and (ii) the base month for determining the Consumer Price Index adjustment shall be June of the calendar year in which the Contract Year to which such higher Base Salary is applicable begins (e.g., if the Board of Directors fixes a Base Salary for the Contract Year beginning August 1, 2002 which is higher than the Minimum Base Salary, then June 2002 would become the base month for the purposes of making the CPI adjustment to determine the Minimum Base Salary for subsequent Contract Years).

         (b)      Bonus Compensation.

                  (i) Plan Bonus. With respect to each Fiscal Year of the Company falling in whole or in part within the Term of Employment beginning with the Fiscal Year ending August 3, 2002, Executive shall be eligible to receive a Bonus (in addition to his Base Salary) in accordance with the terms of the Pall Corporation Executive Incentive Bonus Plan adopted by the Compensation Committee of the Board of Directors of the Company on July 17, 2001 and approved by shareholders at the annual meeting of shareholders on November 14, 2001, a copy of which is annexed hereto and incorporated herein by reference (the "Bonus Plan"). Words and terms used herein with initial capital letters and not defined herein are used herein as defined in the Bonus Plan. For purposes of determining the amount of the Bonus payable to Executive for any Fiscal Year under the Bonus Plan (the "Plan Bonus"), Executive's Target Bonus Percentage shall be 28% of his Base Salary for such Fiscal Year.

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                  (ii)     Business Segment Bonus. Inasmuch as Executive's
                           services for the Company relate primarily to the operations of a subsidiary, a division or other segment of the overall operations of the Company and its subsidiaries (a "Business Segment"), Executive shall be considered for additional bonus compensation for each Fiscal Year based on the results of operations of such Business Segment for such Fiscal Year. The amount of such additional bonus compensation, if any, shall be determined by the Chief Executive Officer in his sole discretion but in no event shall such additional bonus compensation exceed 42% of Executive's Base Salary.

                  (iii) Payment of Bonus Compensation. Executive's Bonus Compensation (which term as used herein includes both the Plan Bonus and the Business Segment Bonus, if any) shall be paid in accordance with ss.5 of the Bonus Plan. With respect to any Fiscal Year which falls in part but not in whole within the Term of Employment, the pro rata portion of the Bonus Compensation to which Executive is entitled under this ss.3(b) shall be determined in accordance with ss.3(c) of the Bonus Plan.

         (c) Fringe Benefits and Perquisites. During the Term of Employment, Executive shall enjoy the customary perquisites of office, including but not limited to office space and furnishings, secretarial services, expense reimbursements, and any similar emoluments customarily afforded to senior executive officers of the Company at the same level as Executive. Executive shall also be entitled to receive or participate in all "fringe benefits" and employee benefit plans provided or made available by the Company to its executives or management personnel generally, such as, but not limited to, group hospitalization, medical, life and disability insurance, and pension, retirement, profit-sharing and stock option or purchase plans.

         (d) Vacations. Executive shall be entitled each year to a vacation or vacations in accordance with the policies of the Company as determined by the Board or by an authorized senior officer of the Company from time to time. The Company shall not pay Executive any additional compensation for any vacation time not used by Executive.

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Section 4.        Termination by Reason of Disability, Death,
                  Retirement or Change in Control

         (a) Disability or Death. If, during the Term of Employment, Executive, by reason of physical or mental disability, is incapable of performing his principal duties hereunder for an aggregate of 130 working days out of any period of twelve consecutive months, the Company at its option may terminate the Term of Employment effective immediately by notice to Executive given within 90 days after the end of such twelve-month period. If Executive shall die during the Term of Employment or if the Company terminates the Term of Employment pursuant to the immediately preceding sentence by reason of Executive's disability, the Company shall pay to Executive, or to Executive's legal representatives, or in accordance with a direction given by Executive to the Company in writing, the following: (i) Executive's Base Salary to the end of the month in which such death or termination for disability occurs and Executive's Bonus Compensation prorated to said last day of the month and (ii) for each month in the period from the end of the month in which such death or termination for disability occurs until the earlier of (x) the first anniversary of the date of death or termination and (y) the date on which the Term of Employment would have ended but for such death or termination for disability, monthly payments of an amount equal to 1/12th of 64% of the annual rate of Base Salary in effect for Executive immediately prior to the date on which Executive's death or termination for disability occurs (such 64% being comprised of one-half of such Base Salary and one-half of Executive's Target Bonus Percentage set forth in ss.3 (b) hereof).

         (b) Retirement. (i) The Term of Employment shall end automatically, without action by either party, on Executive's 65th birthday unless, prior to such birthday, Executive and the Company have agreed in writing that the Term of Employment shall continue past such 65th birthday. In the latter event, unless the parties have agreed otherwise, the Term of Employment shall be automatically renewed and extended each year, as of Executive's birthday, for an additional one-year term, unless either party has given a Non-Renewal Notice. A Non-Renewal Notice shall be effective as of Executive's ensuing birthday only if given not less than 60 days before such birthday, and shall state that the party giving such notice elects that this Agreement shall not automatically renew itself further, with the result that the Term of Employment shall end on Executive's ensuing birthday. (ii) If the Term of Employment ends pursuant to this ss.4(b) by reason of a notice given by either party as herein permitted or automatically at age 65 or any subsequent birthday, the Company shall pay to Executive, or to another payee specified by Executive to the Company in writing, Executive's Base Salary and Bonus Compensation prorated to the date on which the Term of Employment ends. (iii) Anything hereinabove to the contrary notwithstanding, if any provision of this ss.4(b) violates federal or applicable state law relating to discrimination on account of age, such provision shall be deemed modified or suspended to the extent necessary to eliminate such violation of law. If at a later date, by reason of changed circumstances or otherwise, the enforcement of such provision as set forth herein would no longer constitute a violation of law, then it shall be enforced in accordance with its terms as set forth herein.

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         (c)      Change in Control. In event of a Change in Control (as defined in the Bonus Plan), Executive shall have the right to terminate the Term of Employment, by notice to the Company given at any time after such Change in Control, effective on the date specified in such notice, which date shall not be more than (but can be less than) one year after the giving of such notice.

Section 5.        Covenant Not to Compete

          For a period of eighteen months after the end of the Term of Employment if the Term of Employment is terminated by notice to the Company given by Executive under ss.1 or ss.4 hereof, or for a period of twelve months after the end of the Term of Employment if the Term of Employment is terminated by notice to Executive given by the Company under ss.1 or ss.4 hereof or terminates under ss.4 by reason of Executive attaining the age of 65, Executive shall not render services to any corporation, individual or other entity engaged in any activity, or himself engage directly or indirectly in any activity, which is competitive to any material extent with the business of the Company or any of its subsidiaries, provided, however, that if the Company terminates under ss.1 following a Change in Control (as defined in the Bonus Plan), the foregoing covenant not to compete shall not apply.

Section 6.        Company's Right to Injunctive Relief

          Executive acknowledges that his services to the Company are of a unique character, which gives them a peculiar value to the Company, the loss of which cannot be reasonably or adequately compensated in damages in an action at law, and that therefore, in addition to any other remedy which the Company may have at law or in equity, the Company shall be entitled to injunctive relief for a breach of this Agreement by Executive.

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Section 7.        Inventions and Patents

          All inventions, ideas, concepts, processes, discoveries, improvements and trademarks (hereinafter collectively referred to as intangible rights), whether patentable or registrable or not, which are conceived, made, invented or suggested either by Executive alone or by Executive in collaboration with others during the Term of Employment, and whether or not during regular working hours, shall be disclosed to the Company and shall be the sole and exclusive property of the Company. If the Company deems that any of such intangible rights are patentable or otherwise registrable under any federal, state or foreign law, Executive, at the expense of the Company, shall execute all documents and do all things necessary or proper to obtain patents and/or registrations and to vest the Company with full title thereto.

Section 8.        Trade Secrets and Confidential Information

          Executive shall not, either directly or indirectly, except as required in the course of his employment by the Company, disclose or use at any time, whether during or subsequent to the Term of Employment, any information of a proprietary nature owned by the Company, including but not limited to, records, data, formulae, documents, specifications, inventions, processes, methods and intangible rights which are acquired by him in the performance of his duties for the Company and which are of a confidential information or trade-secret nature. All records, files, drawings, documents, equipment and the like, relating to the Company's business, which Executive shall prepare, use, construct or observe, shall be and remain the Company's sole property. Upon the termination of his employment or at any time prior thereto upon request by the Company, Executive shall return to the possession of the Company any materials or copies thereof involving any confidential information or trade secrets and shall not take any material or copies thereof from the possession of the Company.

Section 9.        Mergers and Consolidations; Assignability

          In the event that the Company, or any entity resulting from any merger or consolidation referred to in this ss.9 or which shall be a purchaser or transferee so referred to, shall at any time be merged or consolidated into or with any other entity or entities, or in the event that substantially all of the assets of the Company or any such entity shall be sold or otherwise transferred to another entity, the provisions of this Agreement shall be binding upon and shall inure to the benefit of the continuing entity in or the entity resulting from such merger or consolidation or the entity to which such assets shall be sold or transferred. Except as provided in the immediately preceding sentence of this ss.9, this Agreement shall not be assignable by the Company or by any entity referred to in such immediately preceding sentence. This Agreement shall not be assignable by Executive, but in the event of his death it shall be binding upon and inure to the benefit of his legal representatives to the extent required to effectuate the terms hereof.

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Section 10.       Captions

         The captions in this Agreement are not part of the provisions hereof, are merely for the purpose of reference and shall have no force or effect for any purpose whatsoever, including the construction of the provisions of this Agreement, and if any caption is inconsistent with any provisions of this Agreement, said provisions shall govern.

Section 11.       Choice of Law

         This Agreement is made in, and shall be governed by and construed in accordance with the laws of, the State of New York.

Section 12.       Entire Contract

          This instrument contains the entire agreement of the parties on the subject matter hereof except that the rights of the Company hereunder shall be deemed to be in addition to and not in substitution for its rights under the Company's standard printed form of "Employee's Secrecy and Invention Agreement" or "Employee Agreement" if heretofore or hereafter entered into between the parties hereto so that the making of this Agreement shall not be construed as depriving the Company of any of its rights or remedies under any such Secrecy and Invention Agreement or Employee Agreement. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

Section 13.       Notices

          All notices given hereunder shall be in writing and shall be sent by registered or certified mail or delivered by hand, and, if intended for the Company, shall be addressed to it (if sent by mail) or delivered to it (if delivered by hand) at its principal office for the attention of the Secretary of the Company, or at such other address and for the attention of such other person of which the Company shall have given notice to Executive in the manner herein provided, and, if intended for Executive, shall be delivered to him personally or shall be addressed to him (if sent by mail) at his most recent residence address shown in the Company's employment records or at such other address or to such designee of which Executive shall have given notice to the Company in the manner herein provided. Each such notice shall be deemed to be given on the date of mailing thereof or, if delivered personally, on the date so delivered.

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Section 14.       Termination of Existing Agreement

          The Existing Agreement is hereby terminated and replaced and superseded by this Agreement, effective August 1, 2001. All payments, of Base Salary or otherwise, made by the Company under the Existing Agreement with respect to any period commencing on or after August 1, 2001 shall be credited against the corresponding payment obligations of the Company under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                PALL CORPORATION



                                              By:  /s/  Jeremy Hayward-Surry
                                                   -----------------------------
                                                        Jeremy Hayward-Surry
                                                        President


                                              EXECUTIVE

                                                   /s/ Charles Grimm
                                                   -----------------------------
                                                       Charles Grimm


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                                PALL CORPORATION

                         EXECUTIVE INCENTIVE BONUS PLAN

                                      -----


1.       Purpose

         This document sets forth the Pall Corporation Executive Incentive Bonus Plan as adopted effective July 17, 2001.

         The purpose of the Plan is to encourage greater focus on performance among the key executives of the Corporation by relating a significant portion of their total compensation to the achievement of annual financial objectives.

2.       Certain Definitions

         As used herein with initial capital letters, the following terms shall have the following meanings:

         "Average Equity" shall mean, for any Fiscal Year, the average of stockholders' equity as shown on the fiscal year-end consolidated balance sheet of the Corporation and its subsidiaries as of the end of such Fiscal Year and as of the end of the immediately preceding Fiscal Year except that the amounts shown on said balance sheets as "Accumulated other comprehensive" income or loss, as the case may be, shall be disregarded.

         "Base Salary" shall mean, with respect to any Executive and for any Fiscal Year, the annual rate of base salary in effect for the Executive as of the first day of such year or, if later, as of the first day of the Executive's Term of Employment, as determined under the Executive's Employment Agreement.

         "Board of Directors" shall mean the Board of Directors of the Corporation.

         "Bonus" shall mean the bonus payable to an Executive under this Plan for any Fiscal Year.

         "CEO" shall mean the Chief Executive Officer of the Corporation.

         "Change in Control" means the occurrence of any of the following:

         (a) the "Distribution Date" as defined in Section 3 of the Rights Agreement dated as of November 17, 1989 between the Corporation and United States Trust Company of New York as Rights Agent, as amended by Amendment No. 1 thereto dated April 20, 1999, and as the same may have been further amended or extended to the time in question or in any successor agreement (the "Rights Agreement"); or

         (b) any event described in Section 11(a)(ii)(B) of the Rights Agreement; or

         (c)      any event described in Section 13 of the Rights Agreement; or

         (d) the date on which the number of duly elected and qualified directors of the Corporation who were not either elected by the Board of Directors or nominated by the Board of Directors or its Nominating Committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Corporation as fixed by its by-laws;

provided, however, that no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 6 shall exist, to the extent that the Board of Directors so determines by resolution adopted prior to the Change in Control.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Committee" shall mean the Compensation Committee of the Board of Directors.

         "Corporation" shall mean Pall Corporation.

         "Covered Executive" shall mean, with respect to any Fiscal Year, each individual who is a "Covered Employee" of the Corporation for such year for the purpose of section 162(m) of the Code.

         "Employment Agreement" shall mean, with respect to any executive employee of the Corporation, an employment agreement between the Corporation and such employee which provides that the employee shall be eligible to receive annual bonuses under this Plan.

         "Executive" shall mean an executive employee of the Corporation with whom the Corporation has entered into an Employment Agreement.

         "Fiscal Year" shall mean the fiscal year of the Corporation ending on August 3, 2002, and each subsequent fiscal year of the Corporation.

         "Maximum R.O.E. Target" shall mean, for any Fiscal Year, the Return on Equity that must be achieved or exceeded in order for the Performance Percentage for the year to equal 100%, as determined by the Committee prior to the first day of such year or within such period of time thereafter as may be permitted under the regulations issued under section 162(m) of the Code.

         "Minimum R.O.E. Target" shall mean, for any Fiscal Year, the Return on Equity that must be exceeded in order for any Bonus to be paid to any Executive for the year, as determined by the Committee prior to the first day of such year or within such period of time thereafter as may be permitted under the regulations issued under section 162(m) of the Code.

         "Net Earnings" shall mean, for any Fiscal Year, the after-tax consolidated net earnings of the Corporation and its subsidiaries as certified by the Corporation's independent accountants for inclusion in the annual report to shareholders ("Annual Report"), adjusted so as to eliminate the effects of any decreases in or charges to earnings for (a) the effect of foreign currency exchange rates, (b) any acquisitions, divestitures, discontinuance of business operations, restructuring or any other special charges, (c) the cumulative effect of any accounting changes, and (d) any "extraordinary items" as determined under generally accepted accounting principles, to the extent such decreases or charges referred to in clauses (a) through (d) are separately disclosed in the Corporation's Annual Report for the year.

         "Plan" shall mean the Pall Corporation Executive Incentive Bonus Plan, as set forth herein and as amended from time to time.

         "Return on Equity" shall mean, for any Fiscal Year, the percentage determined by dividing the Net Earnings for the year by the Average Equity for the year.

         "Target Bonus Percentage" shall mean, with respect to any Executive, the target bonus percentage specified for such Executive in his or her Employment Agreement.

3.       Determination of Bonus Amounts

         For each Fiscal Year falling in whole or in part within an Executive's Term of Employment, as defined in his or her Employment Agreement, the Executive shall be entitled to receive a Bonus in an amount determined in accordance with the provisions of this Section 3, subject, however, to the provisions of Section 4.

         (a) The amount of the Bonus payable to an Executive for each such Fiscal Year shall be equal to (i) the Target Bonus Percentage of the Executive's Base Salary for such year, multiplied by (ii) the Performance Percentage for such year, as determined under (b) below.

         (b) The Performance Percentage for any Fiscal Year shall be determined in accordance with he following provisions:

                  (i) If the Return on Equity equals or exceeds the Maximum R.O.E. Target for the year, the Performance Percentage for the year shall be 100%.

                  (ii) If the Return on Equity is less than the Maximum R.O.E. Target for the year but exceeds the Minimum R.O.E. Target for the year, the Performance Percentage for the year shall be equal to the quotient resulting from dividing (A) the excess of the Return on Equity for the year over the Minimum R.O.E. Target for the year, by (B) the excess of the Maximum R.O.E. Target for the year over the Minimum R.O.E. Target for the year.

                  (iii) If the Return on Equity equals or is less than the Minimum R.O.E. Target for the year, the Performance Percentage for the year shall be zero, and no Bonus shall be payable under the Plan for such year to any Executive.

         (c) If an Executive's Term of Employment commences after the start of a Fiscal Year, or ends prior to the close of a Fiscal Year, the amount of the Bonus payable to the Executive for the Fiscal Year in which the Executive's Term of Employment commences, or for the Fiscal Year in which the Executive's Term of Employment ends, as determined in accordance with the other applicable provisions of the Plan, shall be prorated on the basis of the number of days of such Fiscal Year that fall within the Executive's Term of Employment; provided, however, that (i) if an Executive's Term of Employment ends within 5 days prior to the close of a Fiscal Year, there shall be no proration and the Executive shall be entitled to receive the entire amount of the Bonus payable to the Executive for such year, as determined in accordance with such other provisions, and (ii) if the Executive's Term of Employment ends within 5 days following the start of a Fiscal Year, the Executive shall not be entitled to receive any Bonus with respect to such Fiscal Year.

4.       Adjustment of and Limitation on Bonus Amounts

         The amount of the Bonus otherwise payable to an Executive for any Fiscal Year in accordance with Section 3 shall be subject to the following adjustments and limitation:

         (a) The Committee may, in its discretion, reduce the amount of the Bonus otherwise payable to any Executive in accordance with Section 3, (i) to reflect any decreases in or charges to earnings that were not taken into account in determining Net Earnings for the year pursuant to clause (a), (b), (c) or (d) contained in the definition of such term in Section 2, (ii) to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining Net Earnings for the year, (iii) to reflect the Committee's evaluation of the Executive's individual performance, or (iv) to reflect any other events, circumstances or factors which the Committee believes to be appropriate in determining the amount of the Bonus to be paid to the Executive for the year.

         (b) The Committee may, in its discretion, increase the amount of the Bonus otherwise payable to any Executive who is not a Covered Executive, as determined under Section 3, to reflect the Committee's evaluation of the Executive's individual performance, or to reflect such other circumstances or factors as the Committee believes to be appropriate in determining the amount of the Bonus to be paid to the Executive for the year. The Committee shall not have any discretion to increase the amount of the Bonus payable to any Covered Executive for the year, as determined under Section 3.

         (c) Notwithstanding any other provision herein to the contrary, the amount of the Bonus otherwise payable to any Executive for any Fiscal Year shall not exceed the lesser of (i) $1.0 million and (ii) 100% of the Executive's Base Salary for the year.

5.       Payment of Bonuses

         The Bonus payable to an Executive for any Fiscal Year shall be paid in accordance with the following provisions:

         (a) Except as otherwise provided in (b) or (c) below,

                  (i) if the Executive is not a Covered Executive for such year, 50% of the estimated amount of the Executive's Bonus shall be paid to the Executive at such date in August next following the close of such year as the Committee in its discretion shall determine, and the remaining amount of the Executive's Bonus shall be paid to the Executive by no later than January 15 next following the close of such year;



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                  (ii) if the Executive is a Covered Executive for such year,
         50% of the amount of the Executive's Bonus shall be paid to the Executive as soon as practicable after the Committee has certified in writing that all conditions for the payment of such Bonus to the Executive for such year have been satisfied, and the remaining amount of the Executive's Bonus shall be paid to the Executive by no later than January 15 next following the close of such year;

                  (iii) each amount payable to an Executive under (i) and (ii) above, reduced by the amount of all federal, state and local taxes required by law to be withheld therefrom, shall be paid to the Executive in the form of a single lump sum cash payment.

         (b) To the extent that an Executive has elected under the applicable provisions of the Pall Corporation Management Stock Purchase Plan (the "MSPP") to have any part of the Bonus payable to the Executive for any Fiscal Year paid in the form of Restricted Units to be credited to the Executive's account under the MSPP, no cash payments shall be made to the Executive pursuant to (a) above with respect to the part of the Executive Bonus that is subject to such election; and the obligation of the Corporation under this Plan with respect to payment of such part of the Executive's Bonus shall be fully discharged upon the crediting of Restricted Units to the Executive's account under the MSPP in accordance with the applicable provisions of such Plan.

         (c) To the extent that an Executive has elected under the applicable provisions of the Pall Corporation Profit-Sharing Plan (the "Profit-Sharing Plan") to have any part of the Bonus payable to the Executive for any Fiscal Year reduced, and to have an amount equal to such part of the Executive's Bonus contributed to the Profit-Sharing Plan as a 401(k) Contribution on the Executive's behalf, an amount equal to such part of the Executive's Bonus shall be contributed to the Profit-Sharing Plan on behalf of the Executive; and thereupon, the obligation of the Corporation under this Plan with respect to payment of such part of the Executive's Bonus shall be fully discharged. However, no such contribution shall be made to the extent it would cause any limitation applicable under the 401(k) Plan to be exceeded.

6.        Change in Control

         Notwithstanding any other provision in the Plan to the contrary (but subject to the "provided, however" clause contained in the definition of "Change in Control" in Section 2), upon the occurrence of a Change in Control, the following provisions shall apply.

         (a) The amount of the Bonus payable to any Executive for the Fiscal Year in which a Change in Control occurs shall be at least equal to the Target Bonus Percentage of the Executive's Base Salary for such year or, in the case of any Executive whose Term of Employment commences after the start of such year or ends prior to the close of such year, a pro rata portion thereof determined on the basis of the number of days of such Fiscal Year that fall within the Executive's Term of Employment.



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

         (b) Each Executive whose Term of Employment has not ended prior to the occurrence of a Change in Control shall be entitled to receive a Bonus for each Contract Year (as defined in the Executive's Employment Agreement) that falls in whole or in part within the Executive's Term of Employment and that ends after the Fiscal Year in which the Change in Control occurs. The amount of the Bonus payable to the Executive for each such Contract Year shall be at least equal to the Target Bonus Percentage of the Executive's Base Salary for such Contract Year or, in the case of any Executive whose Term of Employment ends after the start of such Contract Year but prior to the close of such year, a pro rata portion thereof determined on the basis of the number of days of such Contract Year that fall within the Executive's Term of Employment.

         (c) The entire amount of the Bonus payable to an Executive for any Fiscal Year or Contract Year pursuant to (a) or (b) above, reduced by the amount of all federal, state and local taxes required to be withheld therefrom, shall be paid to the Executive in a single cash lump sum as soon as practicable after the close of such Fiscal Year or Contract Year.

7.       Rights of Executives

         An Executive's rights and interests under the Plan shall be subject to the following provisions:

         (a) An Executive's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive.

         (b) Neither the Plan nor any action taken hereunder shall be construed as giving any Executive any right to be retained in the employment of the Corporation or any of its subsidiaries.

8.       Administration

         The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, interpret the Plan, and make all determinations considered necessary or advisable for the administration of the Plan.

         The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers of the Corporation.

         All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a "de novo", rather than a deferential standard.


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


9.       Amendment or Termination

         The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (a) no amendment, suspension or termination of the Plan shall adversely affect the rights of any Executive with respect to any Bonus that has become payable to the Executive under the Plan, without his or her written consent, and (b) following a Change in Control, no amendment to Section 6, and no termination of the Plan, shall be effective if such amendment or termination adversely affects the rights of any Executive under the Plan.

10.      Successor Corporation

         The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Executives' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

11.      Governing Law

         The Plan shall be governed by and construed in accordance with the laws of the State of New York.

12.      Effective Date

         The Plan was adopted effective as of July 17, 2001 by the Board of Directors, acting by the Committee, subject, however, to approval by the shareholders of the Corporation by a majority of the votes cast in person or by proxy at the 2001 annual meeting of the Corporation's shareholders, including any adjournment thereof.



[The Plan was approved
by shareholders at the
annual meeting on
November 14, 2001.]




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